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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of American Biltrite Inc. on Form S-8 of our report on the financial statements of K&M Associates, L.P dated May 26, 1995, appearing in this Current Report on Form 8-K/A filed by American Biltrite Inc. on July 18, 1995.


DELOITTE & TOUCHE LLP

Boston, Massachusetts

July 14, 1995